                                                                    Exhibit 10.8

                                  STAPLES, INC.

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

                                January 26, 2004


THIS FIRST AMENDMENT dated January 26, 2004 (this "Amendment"), is entered into by and between Thomas G. Stemberg (the "Employee") and Staples, Inc., a Delaware corporation (the "Company").

                                   BACKGROUND

The Company and the Employee entered into an Employment Agreement dated as of February 3, 2002 (the "Original Agreement"), which among other things provided for the employment of the Employee by the Company, certain duties to be performed by the Employee and the compensation to be paid to him therefor. Defined terms used herein and not otherwise defined shall have the definitions given them in the Original Agreement.

Under the Original Agreement, the Company agreed to issue to the Employee a number of options and PARS that is based on the number of options and PARS granted annually to the Chief Executive Officer. The Company is contemplating changing its equity compensation program to discontinue the issuance of PARS. The Company is also contemplating a special retention grant of restricted shares (not PARS) to senior executives.

The parties hereto wish to amend the Original Agreement so that it reflects the original intent of the parties to the fullest extent possible notwithstanding the planned changes to the Company's equity compensation program and the planned special retention grants of restricted stock. The parties also wish to extend the Employee's obligations under the Non-Compete Agreement for an additional two years and make certain other changes to the Original Agreement as set forth herein.

                              TERMS AND CONDITIONS

Therefore, the parties hereto, in consideration of the mutual promises and covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

1. AMENDMENT. The Original Agreement shall be and hereby is amended as follows:

     (a) The second sentence of Section 3.1(a) of the Original Agreement referring to equity compensation to the Employee during the period beginning on the Effective Date and ending on January 31, 2004, is hereby deleted in its entirety.

     (b) The second sentence of Section 3.1(b) of the Original Agreement referring to equity compensation to the Employee during the period from January 31, 2004 to the end of the Initial Period is hereby deleted in its entirety.

2. EQUITY COMPENSATION. As equity compensation for services provided under the Original Agreement, the Company shall deliver to the Employee the following grants:

     (a) RESTRICTED STOCK. The Company shall issue to the Employee shares of restricted Common Stock of the Company in the following amounts at the following times: (i) 200,000 shares within seven (7) days after the date hereof; (ii) 75,000 shares on December 15, 2004; and (iii) 75,000 shares on December 15, 2005. Each such grant shall be subject to a restricted stock agreement in the form attached hereto as EXHIBIT A, which shall be executed by the parties hereto, and which shall provide that such shares shall vest upon the earlier of (I) the end of the Initial Period and (II) the occurrence of a Change in Control of the Company.

     (b) STOCK OPTIONS. The Company shall issue to the Employee options to purchase shares of Company Common Stock in the following amounts at the following times: (i) 262,500 shares on July 1, 2004 and (ii) 262,500 shares on July 1, 2005. Each such grant shall be subject to a stock option agreement in the form attached hereto as EXHIBIT B, which shall be executed by the parties hereto, and which shall provide that such options shall vest upon the earlier of (I) in the case of the July 1, 2004 issuance only, January 17, 2005; (II) the end of the Initial Period and (III) the occurrence of a Change in Control of the Company. The options granted under this section 2(b) shall be entitled to the benefits of Section 3.2(b) of the Original Agreement.

     (c) NO OTHER EQUITY COMPENSATION. Except as specifically provided in Sections 2(a) and (b) of this Amendment and regardless of any stock options, shares of restricted stock or other forms of equity compensation that may be granted on the date hereof or hereafter for any reason to the Chief Executive Officer of the Company or any other employee of the Company, the Employee shall not on or after the date hereof be entitled to any Company stock options, restricted stock or other forms of equity compensation from the Company for any reason whatsoever whether under the Original Agreement as amended hereby or otherwise. The Employee acknowledges that the Company is contemplating changing its equity compensation program for employees and making special retention grants to certain executives and agrees that no such changes or grants shall entitle him to receive any equity compensation except as provided in Sections 2(a) and (b) hereof.

3.   VESTING.

     (a) The Restricted Stock Agreement dated May 1, 2002, pursuant to which the Company issued to the Employee 300,000 shares of restricted Common Stock of the Company under Section 3.1(d) of the Original Agreement is hereby amended to change the date on which the restricted shares vest to the earlier of (I) the occurrence of a Change in Control of the Company and (II) March 1, 2004, with respect to 167,000 of the shares, and February 1, 2005, with respect to the remaining 133,000 shares.

     (b) The PARS Agreement dated October 1, 2002, under which the Company issued to the Employee 100,000 PARS is hereby amended to change the date on which the PARS vest to the earlier of (I) the occurrence of a Change in Control of the Company, and (II) February 1, 2005, with respect to 34,000 of the PARS, and February 1, 2006, with respect to the remaining 66,000 PARS.

     (c) The PARS Agreement dated December 8, 2003, under which the Company issued to the Employee 100,000 PARS is hereby amended to change the date on which the PARS vest to the earlier of (I) February 1, 2006, and (II) the occurrence of a Change in Control of the Company.

4. NON-COMPETE. The second sentence of Section 6.2 of the Original Agreement is hereby amended so that the activity proscribed under the Non-Compete Agreement shall be prohibited until 48 months after the end of the Initial Period, rather than 24 months after the end of the Initial Period as currently provided.

5. SPLIT DOLLAR LIFE INSURANCE. The first sentence of Section 3.2(b) of the Original Agreement is hereby amended to provide that the Employee's existing split dollar life insurance policy provided by the Company shall be terminated. In lieu thereof, the Company shall make annual payments to the Employee in an amount equal to the premium that would have been payable under the policy for that year. In addition, the Company shall also pay an amount so that the net amount realized by the Employee after state and federal income taxes equals such premiums, assuming that the Employee pays state and federal income taxes in those years at the highest applicable rate. Such annual payments shall be made on April 1 of each year, beginning with April 1, 2004 and ending on April 1, 2014. The Company's obligations to make such payments shall be terminated earlier on the first to occur of
     (a) the death of the Employee and (b) termination of the Employee's employment with the Company pursuant to Section 4(a) of the Original Agreement. The parties agree and acknowledge that the annual premium payable under the existing policy is $81,722 per year.

6. NO DEFAULTS. Each party acknowledges to and agrees with the other that the other is not in default under the Original Agreement and is in full compliance therewith as of the date hereof.

7.   RELEASES.

     (a) The Employee hereby unconditionally and irrevocably releases and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, agents and employees (each in their individual and corporate capacities)(hereinafter, the "Released Parties") from any and all claims, demands, actions, causes of action, suits, rights, liabilities, obligations, promises, agreements, controversies, losses and debts of any nature whatsoever (collectively, "Claims") which the Employee now has or ever had against the Released Parties.

     (b) The Company hereby unconditionally and irrevocably releases and discharges the Employee, his heirs and administrators, and each of them, from any and all Claims which the Company now has or ever had against the Employee.

     (c) It is understood that the releases set forth in this Section 5 shall not apply to: (i) any claims of the parties under the Original Agreement, as amended hereby, arising after the date hereof, (ii) any Claims relating to indemnification of the Employee under the Certificate of Incorporation or By-Laws of the Company or relating to the Employee's right to be indemnified under any D&O insurance policy maintained by the Company from time to time and (iii) any Claims relating to benefit plans or programs of the Company in which the Employee participates.

8.   GENERAL

     (a) FULL FORCE AND EFFECT. Except as specifically amended hereby, the Original Agreement shall remain in full force and effect and the parties shall remain bound thereby.

     (b) ADJUSTMENTS. All share numbers used herein shall be appropriately adjusted for stock splits, stock dividends and similar events affecting the Staples Common Stock; and, following any reclassification, recapitalization or other transaction in which all outstanding shares of Staples Common Stock are exchanged for cash, securities or other property, all references to a share of Common Stock shall refer to the cash, securities or other property issued in respect of a share of Staples Common Stock.

     (c) NO OTHER AGREEMENTS. The Original Agreement as amended hereby represents the entire agreement between the parties as to the subject matter hereof, and supercedes any other understanding or commitments with respect to such subject matter.

THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AMENDMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AMENDMENT.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year set forth above.

STAPLES, INC.                               EMPLOYEE

By: /s/ JAMES L. MOODY, JR                  /s/ THOMAS G. STEMBERG
    ----------------------                  ----------------------
Title: LEAD DIRECTOR                        Thomas G. Stemberg
       -------------

                                                                   Exhibit A


                                  STAPLES, INC.
                        RESTRICTED STOCK AWARD AGREEMENT


THIS RESTRICTED STOCK AWARD AGREEMENT (the "Agreement"), dated as of January 26, 2004, is entered into by Staples, Inc., a Delaware corporation ("Staples" or the "Company") and Thomas G. Stemberg (the "Executive").

1. AWARD. In consideration of services rendered, and pursuant to Staples' Employment Agreement with Executive dated February 3, 2002, as amended January 26, 2004 ("Employment Agreement"), the Company awards to the Executive, pursuant to Staples' 1992 Equity Incentive Plan (the "Plan")_, ______________ (____) Shares of Common Restricted Stock of Staples (the "Shares") subject to the terms and conditions of this Agreement and the Plan. The Shares shall be awarded effective as of _______________. Except where the context otherwise requires, the term "Staples" shall include any parent and all present and future subsidiaries of Staples as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2. TRANSFERABILITY OF SHARES. Until the Vesting Date described below, the Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) nor shall the Shares be subject to execution, attachment or similar process, except that the Shares may be transferred by will or the laws of descent and distribution or, upon notice to Staples, for estate planning purposes to entities that are beneficially owned entirely by family members. All transferees of the Shares must agree to be governed by all of the terms and conditions of this Agreement. Upon any sale, transfer, assignment, pledge, hypothecation or other disposition, or any attempt to sell, assign, transfer, pledge, hypothecate or otherwise dispose, of the Shares contrary to the provisions hereof, or upon the levy of any execution, attachment or similar process upon the Shares or such rights, the Shares shall, at the election of Staples, be deemed repurchased by Staples at a repurchase price of zero and all rights with respect to the Shares shall be forfeited to Staples. In addition, Staples may seek any other legal or equitable remedies available to it, including rights of specific performance. Staples may refuse to recognize as a shareholder of Staples any purported transferee of or holder of any rights with respect to the Shares and may retain and/or recover all dividends payable or paid with respect to such Shares.

3. VESTING OF SHARES. Except as otherwise provided in this Agreement, the transfer restrictions on the Shares shall lapse, and the Shares shall be considered to "vest", on the earlier of (the "Vesting Date") (a) the end of the Initial Period (as defined in the Employment Agreement), and (b) the occurrence of a Change in Control (as defined in the Employment Agreement).

4.   VESTING DATE.

          (a) VESTING UPON DEATH OR DISABILITY OR RETIREMENT. If the Executive's employment with Staples is terminated pursuant to Section 4(b) of the Employment Agreement prior to the Vesting Date, the Shares shall vest fully in accordance with this Section 4(a).

          (b) TERMINATION FOR CAUSE. If (i) the Executive's employment with Staples is terminated by Staples pursuant to Section 4(a) of the Employment Agreement, (ii) the Executive's employment with Staples is terminated prior to the Vesting Date pursant to Section 4(d) of the Employment Agreement and Staples determines within 60 days thereafter that the Executive's conduct prior to such termination waranted a termination under Section 4(a) of the Employment Agreement, or (iii) Staples determines that the Executive's conduct after termination of his employment with Staples fails to comply with the terms of any non-competition, non-solicitation or confidentiality provision contained in any employment, consulting, advisory, proprietary information, non-disclosure, non-competition, non-solicitation or other similar agreement between the Executive and Staples, then, without limiting any other remedy available to Staples, the Shares shall be deemed repurchased by Staples at a repurchase price of zero and ownership of all right, title and interest in and to the Shares shall be forfeited and revert to Staples as of the date of such determination; or, if the Executive at such time no longer owns such Shares, Staples shall be entitled to recover from the Executive the gross profit earned by the Executive upon the disposition (whether by sale, gift, donation or otherwise) of such Shares.

          (c) RESIGNATION. In the event of a termination of the Executive's employment with Staples pursuant to Section 4(d) of the Employment Agreement prior to the Vesting Date, without limiting any other remedy available to Staples, the Shares shall be deemed repurchased by Staples at a repurchase price of zero and ownership of all right, title and interest in and to the Shares shall be forfeited and revert to Staples as of the date of such determination.

          (d) REPURCHASE/FORFEITURE. Upon repurchase/forfeiture of the Shares for any reason hereunder, the Executive shall cease to have any rights or privileges as a stockholder of Staples with respect to the Shares repurchased/forfeited and such Shares shall again be available for subsequent option grants or awards under the Plan.

5. DELIVERY OF SHARES. Staples shall, upon the Date of Award, effect issuance of the Shares by registering the Shares in book entry form with Staples' transfer agent in the name of the Executive. No certificate(s) representing all or a part of the Shares shall be issued until vesting.

6. NO SPECIAL EMPLOYMENT OR SIMILAR RIGHTS. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind Staples to continue the employment or other relationship of the Executive with Staples for the period prior to or after vesting.



                                     1 of 2
                                   Rev. 1/2004

7. RIGHTS AS A SHAREHOLDER. Except as otherwise provided herein, the Executive shall have all rights as a shareholder with respect to the Shares including, without limitation, any rights to receive dividends or non-cash distributions with respect to the Shares and to vote the Shares and act in respect of the Shares at any meeting of shareholders.

8.   ADJUSTMENT PROVISIONS.

          (a) GENERAL. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of Staples, liquidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of Staples or other business entity, or (ii) additional shares or new or different shares or other securities of Staples or other business entity or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Executive shall, with respect to the Shares, be entitled to the same rights and benefits, and be subject to the same limitations, as any holder of outstanding shares of Common Stock, provided that any shares, other securities, property or non-cash assets issued or distributed with respect to the Shares shall be considered Shares and subject, on a proportionate basis, to the restrictions and provisions of this Agreement applicable to the Shares and Section 15 of the Plan.

          (b) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this
     Section 8 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued with respect to Shares on account of any such adjustments.

9. WITHHOLDING TAXES. Staples' obligation to vest the Shares shall be subject to the Executive's satisfaction of all applicable federal, state and local income and employment tax withholding requirements. Executive may satisfy such withholding obligation by delivering to Staples a number of the Shares having a fair market value (as determined in accordance with the Plan) equal to such withholding obligation.

10.  MISCELLANEOUS.

          (a) Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by Staples and the Executive.

          (b) All notices under this Agreement shall be mailed or delivered by hand to Staples at its main office, Attn: Secretary, and to the Executive to his or her last known address on the employment records of Staples or at such other address as may be designated in writing by either of the parties to one another.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.



     THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF ITS PROVISIONS.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.



     STAPLES, INC.                            THOMAS G. STEMBERG



     BY:  _______________________________     __________________________________

     TITLE:                                   ADDRESS:  ________________________

     500 STAPLES DRIVE                                  ________________________

     FRAMINGHAM, MA  01702


                                     2 of 2
                                   Rev. 1/2004

                                                                    Exhibit B


STOCK OPTION GRANT                   STAPLES, INC.
                                     Employer ID: 04-2896127
                                     500 Staples Drive
                                     Framingham, MA 01702


================================================================================


                                          ACCOUNT ID:            AccountID
FirstName MiddleName LastName             LOCATION:              ExtraField2
Address1
Address2
Address3
City, State Zip
Country

You have been granted an option to purchase Staples, Inc. Common Stock as follows:

         Type of Option:                             Non-Qualified Stock Option
         Grant No.:                                                 GrantNumber
         Stock Option Plan:                                                1992
         Date of Grant:                                               GrantDate
         Total Number of Option Shares:                           SharesGranted
         Option Price per Share:                                 US$OptionPrice
         Total Exercise Price of Option Shares:             US$TotalOptionPrice

                                                             NUMBER OF SHARES
              VESTING DATE                               VESTING ON VESTING DATE

                                                         [Tie to definitions in
                                                          Employment Agreement
                                                               As necessary]

By your acceptance of this Stock Option Grant, you agree that this option is granted under and governed by the terms and conditions of Staples, Inc.'s 1992 Equity Incentive Plan (as amended from time to time) and by the terms and conditions of Staples, Inc.'s Non-Qualified Stock Option Agreement (TGS-1/2004), which is attached hereto.

You understand and agree that this Stock Option Grant is being awarded to you in exchange for your execution of that certain Employment Agreement between you and Staples, Inc., dated February 3, 2002, amended January ___, 2004 (the "Employment Agreement).

Staples, Inc.                                          Employee

/s/ Ronald L. Sargent

Ronald L. Sargent                                      Thomas G. Stemberg
President and Chief Executive Officer

Attachment:  Staples, Inc. Non-Qualified Stock Option Agreement  (TGS-1/2004)



                                   TGS -1/2004

                                  STAPLES, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


1. GRANT OF OPTION. Staples, Inc., a Delaware corporation ("Staples"), hereby grants to the Optionee named in the accompanying Stock Option Grant (the "Option Grant") the option, pursuant to Staples' Stock Option Plan noted in the Option Grant (the "Plan")and subject to the terms of the Employment Agreement between the Optionee and Staples dated February 3, 2002, as amended (the "Employment Agreement"), to purchase an aggregate of the Total Number of Option Shares of Common Stock of Staples stated in the Option Grant at a price per share equal to the Option Price per Share stated in the Option Grant, purchasable as set forth in and subject to the terms and conditions of this Option Agreement and the Plan. Except where the context otherwise requires, the term "Staples" shall include the parent and all present and future subsidiaries of Staples as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2. NON-QUALIFIED STOCK OPTION. This option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

3.   EXERCISE OF OPTION AND PROVISIONS FOR TERMINATION.

     (a) VESTING SCHEDULE. Except as otherwise provided in this Agreement, this option may be exercised, in whole or in part, from time to time, up to and including January 28, 2012 (hereinafter the "Expiration Date"). This option shall become exercisable (or "vest") on the "Vesting Date" as set forth in the Option Grant. This option may not be exercised at any time on or after the Expiration Date.

     (b) EXERCISE PROCEDURE. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Secretary of Staples, specifying the Date of Grant of this Option Agreement, the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with
Section 4. Such exercise shall be effective upon receipt by the Secretary of Staples of such written notice together with the required payment. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

     (c) VESTING AND EXERCISE PERIOD UPON DEATH OR DISABILITY. If the Optionee's employment with Staples is terminated pursuant to Section 4(b) of the Employment Agreement prior to the Expiration Date, this option shall become fully exercisable for 100% of the Total Number of Option Shares and may be exercised within the period of 12 months following the termination date (or, if earlier, by the Expiration Date) by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution. Except as otherwise indicated by the context, the term "Optionee," as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

     (d) VESTING AND EXERCISE PERIOD IN THE EVENT OF CHANGE IN CONTROL. In the event of a Change in Control of Staples (as defined in the Employment Agreement), this option shall become fully exercisable for 100% of the Total Number of Option Shares. If the Optionee's employment with Staples is terminated pursuant to Section 4(c) of the Employment Agreement prior to the Expiration Date, this option may be exercised within the period of 12 months following the termination date (or, if earlier, by the Expiration Date).

     (e) TERMINATION FOR CAUSE OR RESIGNATION. If the Optionee's employment with Staples is terminated during the Initial Period (as that term is defined in the Employment Agreement) pursuant to Section 4(a) or (d) of the Employment Agreement, this option shall be exercisable within the period of 60 days following the date of such termination (or, if earlier, by the Expiration Date), provided that this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of such termination and only with respect to the number of shares that was vested on the date of such termination.

     (f) VIOLATION OF NON-COMPETE. If (a) Optionee's employment with Staples is terminated at any time after the Initial Period (as defined in the Employment Agreement) pursuant to Section 4(a) of the Employment Agreement, (b) Optionee's employment with Staples is terminated at any time after the Initial Period purusant to Section 4(d) of the Employment Agreement and Staples determines within 60 days thereafter that the Optionee's conduct prior to such termination warranted a termination under Section 4(a) of the Employment Agreement, or (c) Staples determines that the Optionee's conduct after termination of his employment with Staples fails to comply with the terms of any non-competition, non-solicitation or confidentiality provision contained in any employment, consulting, advisory, proprietary information, non-disclosure, non-competition, non-solicitation or other similar agreement between the Optionee and Staples, then (x) the right to exercise this option with respect to any shares not previously exercised shall terminate immediately, and (y) without limiting any other remedy available to Staples, Staples shall be entitled to repurchase from the Optionee at the Exercise Price the shares of Common Stock previously purchased by the Optionee hereunder, or, if the Optionee at such time no longer owns such shares, Staples shall be entitled to recover from the Optionee the gross profit earned by the Optionee upon the purchase and disposition (whether by sale, gift, donation or otherwise) of such shares.

4.  PAYMENT OF PURCHASE PRICE.

     (a) METHOD OF PAYMENT. Payment of the purchase price for shares purchased upon exercise of this option shall be made (i) by delivery to Staples of cash or a check to the order of Staples in an amount equal to the purchase price of such shares, (ii) subject to the consent of Staples, by delivery to Staples of shares of Common Stock of Sta-


                                     1 of 3
ples then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, (iii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board), or (iv) by any combination of such methods of payment.

     (b) VALUATION OF SHARES OR OTHER NON-CASH CONSIDERATION TENDERED IN PAYMENT OF PURCHASE PRICE. For the purposes hereof, the fair market value of any share of Staples' Common Stock or other non-cash consideration which may be delivered to Staples in exercise of this option shall be determined in good faith by the Board of Directors of Staples.

     (c) DELIVERY OF SHARES TENDERED IN PAYMENT OF PURCHASE PRICE. If the Optionee exercises this option by delivery of shares of Common Stock of Staples, the certificate or certificates representing the shares of Common Stock of Staples to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to Staples. Fractional shares of Common Stock of Staples will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

5.   DELIVERY OF SHARES; COMPLIANCE WITH SECURITIES LAWS, ETC.

     (a) GENERAL. Staples shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires Staples to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

     (b) LISTING, QUALIFICATION, ETC. This option shall be subject to the requirement that if, at any time, counsel to Staples shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require Staples to apply for, effect or obtain such listing, registration, qualification or disclosure, or to satisfy such other condition.

6. TRANSFERABILITY OF OPTION. This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, except that this option may be transferred by will or the laws of descent and distribution or, upon notice to Staples, for estate planning purposes to entities that are beneficially owned entirely by family members. All transferees of this option must agree to be governed by all of the terms and conditions of this Agreement. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of Staples, become null and void.

7. NO SPECIAL EMPLOYMENT OR SIMILAR RIGHTS. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind Staples to continue the employment or other relationship of the Optionee with Staples for the period within which this option may be exercised.

8. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9.   ADJUSTMENT PROVISIONS.

     (a) GENERAL. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of Staples, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of Staples or other business entity, or (ii) additional shares or new or different shares or other securities of Staples or other business entity or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 15(a) of the Plan.

     (b) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this Section 9 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this option on account of any such adjustments.


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10. MERGERS, CONSOLIDATIONS, DISTRIBUTIONS, LIQUIDATIONS, ETC. In the event of a merger or consolidation or sale of all or substantially all of the assets of Staples in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of Staples, prior to the Expiration Date or termination of this option, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 16(a) of the Plan.

11. WITHHOLDING TAXES. Staples' obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements. Optionee may satisfy such withholding obligation by causing Staples to withhold Option Shares otherwise issuable upon exercise hereof having a fair market value (as determined in accordance with the Plan) equal to such withholding obligation.

12. MISCELLANEOUS.

     (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by Staples and the Optionee. This Option Agreement may be executed in multiple counterparts, each of which shall represent the same option agreement.

     (b) All notices under this option shall be mailed or delivered by hand to Staples at its main office, Attn: Secretary, and to the Optionee to his or her last known address on the employment records of Staples or at such other address as may be designated in writing by either of the parties to one another.

     (c) This option shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.




















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